                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF VISTANA, INC.*

Wholly-owned corporate Subsidiaries:
-----------------------------------
Vistana Capital Holdings, Inc.
Vistana Management, Inc.
VCH Communications, Inc.
VCH Trademark, Inc.
We4fun, Inc.
Vistana WGV Holdings, Inc.
Vistana International, Inc.
VCH Sales, Inc.
VCH Oaks, Inc.
VCM Oaks, Inc.
VCH Financial Services, Inc.
VCH Administration, Inc.
VCH Systems, Inc.
Vacation Management Services, Inc.
Trading Places, Inc.
VCH Consulting, Inc.
VCH Contracting, Inc.
Vistana MB, Inc.
Vistana WGV Investment, Inc.
Vistana OP Investment, Inc.

Partnership Subsidiaries
------------------------

Vistana Development Ltd.

  -  Vistana Capital Holdings, Inc. (84% general partner; 15% limited partner)
  -  We4fun, Inc. (1% limited partner)

Vistana Management Ltd.

  -  Vistana Capital Management, Inc. (84% general partner; 15% limited partner)
  -  We4fun, Inc. (1% limited partner)

Vistana WGV Investment, Ltd.

  -  Vistana WGV Investment, Inc. (2% general partner)
  -  Vistana, Inc. (98% limited partner)

Vistana WGV, Ltd.

  -  Vistana WGV Holdings, Inc. (1% general partner)
  -  Vistana WGV Investment (36.5% limited partner)

---------------
  * After giving effect to the Formation Transactions described in the prospectus included as part of this Registration Statement.

Vistana OP Investment, Ltd.

 -  Vistana OP Investment, Inc. (2% general partner)
 -  Vistana, Inc. (98% limited partner)

VCH Oaks, Ltd.

 -  Vistana OP Investment OP, Ltd. (66% limited partner)
 -  VCH Oaks, Inc. (1% general partner)

Oak Plantation Joint Venture

 -  VCH Oaks, Ltd. (99% general partner)

Vistana Myrtle Beach, L.P.

 -  Vistana MB, Inc. (2% general partner)
 -  Vistana, Inc. (98% limited partner)